UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2012
Date of Report (Date of Earliest Event Reported)

Commission file number  –  001-10852

INTERNATIONAL SHIPHOLDING CORPORATION
(Exact name of registrant as specified in its charter)

  Delaware                                                                  36-2989662
(State or other jurisdiction of                                                              (I.R.S. Employer Identification Number)
                                           incorporation or organization)

11 North Water Street, Suite 18290          Mobile, Alabama               36602
(Address of principal executive offices)                                          (Zip Code)

       (251) 243-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ]  Written communications pursuant to Rule 425 under the Securities Act
 [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02.    Results of Operations and Financial Condition.

On February 1, 2012, International Shipholding Corporation issued a press release reporting its financial results for the fourth quarter and full year of 2011.  A copy of the press release is filed as exhibit 99.1 to this report.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors;    Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2012, Mr. Erik F. Johnsen announced his intentions to the Board of Directors that he would not seek re-election and will retire from the Board of Directors effective April 25, 2012.  Mr. Johnsen, co-founder of the Company, served as our Chairman and Chief Executive Officer from 2003 until 2007 and has been a Director since 1979.  Based on the recommendation from the Nominating and Governance committee, the size of the Board of Directors will be reduced to eight members.

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibit

Exhibit Number                        Document
99.1	Press Release dated February 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

/s/ Manuel G. Estrada
_____________________________________________
Manuel G. Estrada
Vice President and Chief Financial Officer

Date   February 6, 2012